Exhibit 99.1

Investors and Media:

Shantanu Agrawal

(630) 824-1907

SUNCOKE ENERGY, INC. ANNOUNCES KATHERINE T. GATES AS PRESIDENT

MICHAEL G. RIPPEY TO REMAIN AS CHIEF EXECUTIVE OFFICER

LISLE, Ill. (December 12, 2022) - SunCoke Energy, Inc. (NYSE: SXC) today announced that Katherine T. Gates has been promoted to President and appointed to the Company’s Board of Directors, effective January 1, 2023, consistent with the Board’s executive leadership succession plan. As President, Ms. Gates will have general responsibility for management of the Company’s operations. Ms. Gates will stand for election at the Company’s 2023 Annual Meeting of Stockholders.

Arthur F. Anton, the Company’s Chairman, commented, “The promotion of Katherine Gates to President, as well as her appointment to the Board, are important steps in the SunCoke Board of Directors’ strategic long-term succession plan. Katherine is a highly respected senior leader and her knowledge of SunCoke’s operations and the larger steelmaking industry is remarkable. SunCoke remains the largest independent coke producer in North America, and Katherine’s promotion and appointment to the Board enhances our ability to drive SunCoke’s growth and profitability.”

Ms. Gates joined SunCoke in 2013, and has held various positions of increasing responsibility since then, most recently as the Company’s Senior Vice President, Chief Legal Officer and Chief Human Resources Officer, since 2019.

“I congratulate Katherine on her well-deserved promotion and appointment to the Board,” said Mike Rippey, the Company’s current President and Chief Executive Officer. “Katherine has demonstrated excellent judgment and leadership in each role she has held since joining SunCoke in 2013. Her ability and talent have earned the respect of our employees and shareholders. Katherine’s promotion to President recognizes her significant contributions to SunCoke. I look forward to continuing to work with Katherine in her new role.” Mr. Rippey will remain as the Company’s Chief Executive Officer after January 1, 2023, and continue to focus on the Company’s strategic objectives and growth initiatives.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and SunCoke’s website at http:// www.suncoke.com/English/investors/sxc. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should,” or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the Company. For information concerning these factors and other important information regarding the matters discussed in this presentation, see the Company’s Securities and Exchange Commission filings, copies of which are available free of charge on the Company’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this presentation also could have material adverse effects on forward-looking statements.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of the Company’s management, and upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of this press release, except as required by applicable law.